Board of Directors
Classic Bancshares, Inc.
344 Seventeenth Street
Ashland, Kentucky  41101-7628

Members of the Board:

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Classic Bancshares, Inc. (the "Company") of our report on the financial statements included in the Company's Annual Report on Form 10-K for the years ended March 31, 1995 and 1996 filed pursuant to the Securities Exchange Act of 1934, as amended.




                                   SMITH, GOOLSBY, ARTIS & REAMS, P.S.C.


Ashland, Kentucky
July 16, 1996